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PRESS RELEASE

For release:	April 27, 2006
Contact:	Financial	Media
	Kevin L. Tate, CPA	Stacey Manzo
	Chief Financial Officer	(610) 660-6814
	(610) 660-6813	smanzo@uaigroupinc.com
	ktate@uaigroupinc.com	—

United America Indemnity, Ltd.’s March 2006 Earnings Release

George Town, Grand Cayman, Cayman Islands (April 27, 2006) – United America Indemnity, Ltd. (NASDAQ: INDM) today reported results for the first-quarter of 2006.

Selected financial data for the first-quarter 2006 included:

•	A 21.9% increase in operating income to $17.7 million or $0.48 per diluted share, compared to $14.5 million or $0.42 per diluted share recorded in the first-quarter of 2005.

• A combined ratio of 92.0%.

•	A $43.8 million reduction in reinsurance receivables, net of collateral, to $542.6 million or 0.8 X shareholders’ equity at March 31, 2006.

•	An 84% increase in cash flow provided by operating activities to $39.9 million as compared to $21.7 million in the first-quarter of 2005.

•	A 1.5% increase in book value per share to $17.77 compared to a book value of $17.51 at December 31, 2005.

United America Indemnity, Ltd.’s First-Quarter 2006 Results

United America Indemnity, Ltd.’s (the “Company’s”) first-quarter 2006 operating income increased 21.9% to $17.7 million ($0.48 per diluted share) compared with $14.5 million ($0.42 per diluted share) for the same period in 2005. Operating income in 2006 included $0.8 million ($.02 per diluted share) of non-recurring expenses relating to the consolidation of our two U. S. insurance businesses into United America Insurance Group.

The Company’s net income for the first-quarter of 2006 increased 14.0% to $17.8 million ($0.48 per diluted share) compared with $15.6 million ($0.45 per diluted share) in the first-quarter of 2005. Net income for the first-quarter of 2005 included $0.4 million ($0.01 per diluted share) of after-tax net realized investment losses and an extraordinary gain of $1.4 million ($0.04 per diluted share) as compared to $0.1 million ($0.00 per diluted share) of after-tax net realized investment gains in the first-quarter of 2006.

The Company’s combined ratio, a key measure of insurance profitability, was 92.0% in the first-quarter of 2006 compared with 91.2% in the same quarter last year.

Gross premiums written increased 17.8% to $159.6 million in the current quarter, from $135.5 million in the first-quarter of 2005. Net premiums written increased 23.6% to $135.3 million from $109.5 million in the comparable quarter of 2005. These increases resulted primarily from the merger of United America Indemnity, Ltd. with Penn-America Group, Inc. (“Penn-America”).

Agency commission and fee revenues for Penn Independent Corporation (“Penn Independent”) were $9.5 million for the first-quarter of 2006 compared to $6.3 million for the first-quarter of 2005.

United America Indemnity, Ltd. completed its merger with Penn-America and its acquisition of Penn Independent on January 24, 2005. The results for the Company do not reflect the results of Penn-America and Penn Independent before this date.

The Company ended the first-quarter of 2006 with cash and invested assets of $1,472.4 million, an increase of $48.2 million, or 3.4%, from December 31, 2005. Net investment income for the first-quarter of 2006 of $13.7 million increased 15.3% compared to the same quarter in 2005 due to an increase in cash and investment assets and increased investment yields on our fixed income portfolio. Net investment income for the first quarter of 2006 included $0.4 million of limited partnership distributions compared to $3.6 million in the same period last year. Cash flow provided by operating activities for the first-quarter of 2006 was $39.9 million compared to $21.7 million in the first quarter 2005.

The ratio of reinsurance receivables net of collateral to shareholders’ equity was 0.8 at March 31, 2006, down from 0.9 at December 31, 2005. Reinsurance receivables, net of collateral at March 31, 2006, decreased by 7.5%, or $43.8 million, to $542.6 million from $586.4 million at December 31, 2005. The aggregate amount of collateral securing the reinsurance receivables held by the Company was $669.9 million at March 31, 2006. Reinsurance receivables, gross of collateral at March 31, 2006, decreased 5.1% or $65.8 million, to $1,212.4 million from $1,278.2 million at December 31, 2005.

The Company’s book value on March 31, 2006 of $654.8 million represents a 2.3% increase from $639.9 million on December 31, 2005. The Company’s book value per share increased 1.5% to $17.77 per share, compared to $17.51 per share at December 31, 2005. Book value per share at March 31, 2006 is based on 36.8 million aggregate Class A and Class B common shares outstanding.

First-Quarter Gross and Net Written Premium Results by Business Unit

	Quarter Ended March 31,
	(Dollars in thousands)
	Gross Written Premiums		Net Written Premiums
	2006	2005	2006	2005
Penn-America	$99,671	$78,323	$90,287	$69,740
United National	59,887	57,137	45,050	39,781

Total	$159,558	$135,460	$135,337	$109,521

Penn-America: Penn-America writes small commercial businesses through a select network of general agents. Gross premiums written increased 27.3% and net premiums written increased 29.5% primarily as a result of the merger with Penn-America combined with growth within existing agency relationships.

United National: United National writes specialty products in four distinct market segments – professional liability, class specific, property and casualty brokerage and umbrella/excess liability. Gross premiums written and net premiums written increased 4.8% and 13.2%, respectively, compared with the first-quarter of 2005 as a result the introduction of several new products partially offset by a reduction in umbrella writings.

About United America Indemnity, Ltd.

United America Indemnity, Ltd. (NASDAQ:INDM) is a specialty property and casualty insurance holding company, formed under the laws of the Cayman Islands. Through its U.S. insurance subsidiaries, it provides excess and surplus lines and specialty property and casualty insurance products and services in all 50 states. The Company’s primary operation is U.S.-based United America Insurance Group. It includes two businesses:

• Penn-America, which writes small commercial businesses through a select network of general agents; and

• United National, which writes specialty products in four distinct market segments — professional liability, class specific, property and casualty brokerage and umbrella/excess liability.

The Company also owns other insurance-related subsidiaries:

• Penn Independent, a wholesale broker of personal and commercial insurance products;

• Wind River Insurance Company, Ltd., based in Bermuda, a multi-line treaty reinsurer; and

• Wind River Insurance Company (Barbados), Ltd., a licensed insurance carrier.

United America Indemnity, Ltd has operations in 50 states and five nations, the Company employs more than 600 people, with annual total revenues of $562 million and total assets of more than $3.0 billion.

For more information, visit the United America Indemnity, Ltd. website at www.uai.ky.

Teleconference and Webcast for Interested Parties

Joseph F. Morris, President of United America Indemnity, Ltd., and Kevin L. Tate, CPA, Chief Financial Officer, will conduct a teleconference for interested parties on April 28, 2006 at 8:30 a.m. Eastern Time to discuss the first-quarter 2006 results. To participate, telephone 800-901-5241 (U.S. and Canada) or 617-786-2963 (International) and enter 24274044 when prompted for a password. The teleconference will be available for replay until May 4, 2006. To listen to the replay, telephone 888-286-8010 (U.S. and Canada) or 617-801-6888 (International) and enter 61703237 when prompted for a password.

This teleconference is also being webcast by CCBN and can be accessed at the Company’s website at www.uai.ky. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software.

The webcast is also being distributed over CCBN’s Investor Distribution Network both to institutional and individual investors. Individual investors can listen to the teleconference through

CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the teleconference via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

Forward-Looking Information

This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment perform and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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Note: Tables Follow

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UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	For the Quarter
	Ended March 31,
	2006	2005
Gross premiums written	$159,558	$135,460

Net premiums written	$135,337	$109,521

Net premiums earned	$135,430	$102,112
Agency commission and fee revenues	9,547	6,252
Investment income, net	13,679	11,868
Net realized investment gains (losses)	43	(616)

Total revenues	158,699	119,616
Net losses and loss adjustment expense	78,964	63,597
Acquisition costs and other underwriting expenses	45,564	29,539
Agency commission and operating expenses	9,234	6,919
Corporate and other operating expenses	3,682	3,542
Interest expense	2,720	1,916

Income before income taxes	18,535	14,103
Income tax expense	1,285	81

Net income before equity in net income of partnerships	17,250	14,022
Minority interests, net of tax	(4)	32
Equity in net income of partnerships	532	111

Net income before extraordinary gain	17,778	14,165
Extraordinary gain	—	1,426

Net Income	$17,778	$15,591

Weighted average shares outstanding – basic	36,565	34,258

Weighted average shares outstanding – diluted	37,285	34,982

Net income per share – basic	$0.49	$0.46

Net income per share – diluted	$0.48	$0.45

Combined ratio analysis:
Before purchase accounting adjustments:
Loss ratio	58.3	58.4
Expense ratio	33.7	33.1

Combined ratio	92.0	91.5

Impact of purchase accounting adjustments:
Loss ratio	0.0	3.9
Expense ratio	0.0	(4.2)

Combined ratio	0.0	(0.3)

As reported, after purchase accounting adjustments:
Loss ratio	58.3	62.3
Expense ratio	33.7	28.9

Combined ratio	92.0	91.2

Certain prior period amounts have been reclassified to conform to the 2006 presentation.

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of	As of
ASSETS	March 31, 2006	December 31, 2005
Bonds:
Available for sale securities, at fair value (amortized cost: $1,222,897 and $1,092,137)	$1,202,215	$1,085,624
Preferred shares:
Available for sale securities, at fair value	4,593	6,400
(cost: $4,828 and $6,563)
Common shares:
Available for sale securities, at fair value	62,718	59,602
(cost: $56,691 and $56,654)
Other invested assets	57,369	52,427

Total investments	1,326,895	1,204,053
Cash and cash equivalents	145,481	220,122
Accounts receivable	20,339	24,235
Agents’ balances, net	77,075	78,669
Reinsurance receivables, net	1,212,449	1,278,156
Accrued investment income	13,071	12,260
Federal income taxes, net	—	415
Deferred federal income taxes, net	21,153	21,646
Deferred acquisition costs, net	58,087	59,339
Goodwill	101,854	101,854
Intangible assets, net	30,429	30,852
Prepaid reinsurance premiums	40,350	41,688
Other assets	20,979	33,324

Total assets	$3,068,162	$3,106,613

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$1,862,292	$1,914,224
Unearned premiums	271,121	272,552
Amounts held for the account of others	19,476	22,781
Ceded balances payable	19,830	22,895
Federal income taxes, net	150	—
Insurance premiums payable	23,113	25,252
Contingent commissions	6,861	11,061
Payable for securities	15,684	—
Senior notes payable	90,000	90,000
Junior subordinated debentures	61,857	61,857
Notes and loans payable	6,003	6,455
Other liabilities	36,925	39,547

Total liabilities	2,413,312	2,466,624

Minority interest	66	62
Shareholders’ equity:
Common shares, $0.0001 par value	4	4
Additional paid-in capital	507,689	504,541
Accumulated other comprehensive income	3,285	9,471
Retained earnings	143,806	125,911

Total shareholders’ equity	654,784	639,927

Total liabilities and shareholders’ equity	$3,068,162	$3,106,613

UNITED AMERICA INDEMNITY, LTD.
SUMMARY OF OPERATING INCOME
(Dollars and shares in thousands, except per share data)

	For the Quarter
	Ended March 31,
	2006	2005
Operating income	$17,719	$14,541
Adjustments:
Net realized investment gains (losses), net of tax	59	(376)
Extraordinary gain	—	1,426

Total after-tax adjustments	59	1,050

GAAP reported:
Net income	$17,778	$15,591

Weighted average shares outstanding – basic	36,565	34,258

Weighted average shares outstanding – diluted	37,285	34,982

Operating income per share –basic	$0.48	$0.42

Operating income per share – diluted	$0.48	$0.42

Note Regarding Operating Income

In managing its business and evaluating its performance, the Company’s management focuses on operating income (net income excluding after-tax net realized investment gains (losses) and extraordinary items that do not reflect overall operating trends) as a more appropriate measure of the net income attributable to the ongoing operations of the business. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.